Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors
Advaxis, Inc.

We hereby consent to incorporation by reference in the Registration Statement (No. 333-147752) on Amendment number 1 to Form SB-2 and  the Registration Statement (No. 333-162632) on Amendment number 1 to Form S-1 of our report dated February 19, 2010 on the balance sheet of Advaxis, Inc. (a development stage company) as of October 31, 2009 and 2008, and the related statements of operations, stockholders’ equity (deficiency), and cash flows for the years then ended, and for the cumulative period from March 1, 2002 (inception) to October 31, 2009 which appear in this Annual Report on Form 10-K of Advaxis, Inc. for the year ended October 31, 2009.  Our report dated February 19, 2010, relating to the financial statements includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern.

/s/ MCGLADREY & PULLEN, LLP

New York, New York
February 19, 2010